Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of China Agritech, Inc.
of our report dated March 10, 2007 on our audits of the financial statements of China Agritech,
Inc. and subsidiaries as of December 31, 2006 and 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption
“Experts”. We also consent to use, in the registration statement on Form S-1 of China Agritech,
Inc. of our report dated April 10, 2005 on our audits of the financial statements of China
Tailong Holding Company Limited and its subsidiary, Pacific Dragon Fertilizers Limited (the predecessor entities of China Agritech Inc.) as of December 31, 2004 and the results of their operations and cash flows for the year then ended, and the reference to us under the caption
“Experts”.

/s/ Kabani & Company, Inc.
________________________

Kabani & Company, Inc.
Los Angeles, California

August 17, 2007